UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2008

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 29, 2008, Silicon Laboratories Inc. (“Silicon Laboratories”) completed the acquisition of Integration Associates Incorporated (“Integration Associates”) for $80.0 million plus an amount equal to the excess of Integration Associates’ cash and other assets minus liabilities as of the closing date.   The acquisition was completed pursuant to the terms of the Agreement and Plan of Reorganization (the “Agreement”) dated June 24, 2008, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2008 and is incorporated herein by reference.  The foregoing description of the transaction is qualified in its entirety by the full text of the Agreement.

The press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release of Silicon Laboratories Inc. dated July 30, 2008 entitled “Silicon Laboratories Completes Acquisition of Integration Associates, Diversified Mixed-Signal Company”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

July 30, 2008	/s/ Paul V. Walsh, Jr.

Date	Paul V. Walsh, Jr. Vice President of Finance (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Silicon Laboratories Inc. dated July 30, 2008 entitled “Silicon Laboratories Completes Acquisition of Integration Associates, Diversified Mixed-Signal Company”